Exhibit 4.8
FORM OF
SUBORDINATED INDENTURE
by and between
CEREPLAST, INC.
as Issuer,
and
                    ,
as Trustee
Dated as of

i

CROSS-REFERENCE TABLE*

		Indenture
Trust Indenture Act Section		Section
310	(a)(1)	7.11
	(a)(2)	7.11
	(a)(3)	n/a
	(a)(4)	n/a
	(a)(5)	7.11
	(b)	7.03; 7.11
	(c)	n/a
311	(a)	7.12
	(b)	7.12
	(c)	n/a
312	(a)	2.06
	(b)	13.03
	(c)	13.03
313	(a)	7.07
	(b)(1)	n/a
	(b)(2)	7.07; 7.08
	(c)	7.07; 13.02
	(d)	7.07
314	(a)(1), (2), (3)	4.03;13.05
	(a)(4)	4.04
	(b)	n/a
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	n/a
	(d)	n/a
	(e)	13.05
	(f)	n/a
315	(a)	7.01(b)
	(b)	7.06; 13.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.11
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	n/a
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	n/a
	(c)	13.01

“n/a” means not applicable.

     SUBORDINATED INDENTURE (this “Indenture”), dated as of                           , by and between CEREPLAST, INC., a Nevada corporation (the “Company”), as issuer, and                                          , a                                          , as trustee (the “Trustee”).
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed for the equal and ratable benefit of the Holders of the Securities, as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01 Definitions.
     “Affiliate” means, when used with reference to the Company or another Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such other Person, as the case may be. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
     “Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar.
     “Balance Sheet” of a Person means a consolidated balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.
     “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.
     “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.
     “Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means a day that is not a Legal Holiday.
     “Company” means the party named as the Company in the first paragraph of this Indenture until one or more successor corporations shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successors.

     “Consolidated” or “consolidated” means, when used with reference to any amount, such amount determined on a consolidated basis in accordance with GAAP, after the elimination of intercompany items.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate services business shall be principally administered, which office at the date of execution of this Indenture is located at ____________.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Default” means any event which is, or after notice or lapse of time or both would be, an Event of Default.
     “Depositary” means The Depository Trust Company, its nominees and their respective successors.
     “DTC Participants” has the meaning specified in Section 2.08.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
     “Event of Default” has the meaning specified in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable from time to time.
     “Global Securities” means a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a depositary or pursuant to such depositary’s instructions, all in accordance with this Indenture and pursuant to Section 2.01, which shall be registered as to principal and interest in the name of such depositary or its nominee.
     “Holder” means the Person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” of a Person means any indebtedness, including principal and premium,
     (i) in respect of borrowed money;
     (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);
     (iii) representing the deferred purchase price of property or services other than trade or accounts payable arising in the ordinary course of such Person’s business;

     (iv) representing obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual statutory Liens arising in the ordinary course of business), provided, however, that the amount of any such Indebtedness for which recourse is limited to certain property shall be the lower of (a) the amount of the obligation and (b) the fair market value of the property securing such obligation;
     (v) capitalized lease obligations; and
     (vi) if and to the extent it would appear as a liability upon Balance Sheet of such Person, contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided , however , that any Indebtedness owing by the Company to any of its Subsidiaries or by any Subsidiary of the Company to the Company or by any Subsidiary of the Company to any other Subsidiary of the Company or any contingent obligation in respect thereof shall not constitute Indebtedness.
For purposes of this Indenture, Indebtedness shall not include
     (i) indebtedness that would not appear as a liability upon a Balance Sheet of such Person;
     (ii) indebtedness that is recourse only to certain assets of such Person, if the assets to which such indebtedness is recourse only appear on a Balance Sheet of such Person net of such indebtedness; or
     (iii) indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by the Company or any Subsidiary in securitization transactions which, in accordance with GAAP, are accounted for as sales for financial reporting purposes.
     “Indenture” means this Indenture, as amended, supplemented or modified from time to time.
     “Issue Date” means the date of original issuance of the initial Securities pursuant to this Indenture.
     “Legal Holiday” has the meaning specified in Section 13.07.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing).
     “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     “Officer” of any Person means the Chairman of the Board, Vice Chairman, the Chief Executive Officer, the President, any Senior Vice President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of such Person.
     “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of any Person.
     “Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.
     “Paying Agent” has the meaning specified in Section 2.04.
     “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     “Physical Securities” means permanent certificated Securities in registered form, issued in accordance with Section 2.08 and the terms of any indenture supplemental hereto.
     “Redemption Date” means, with respect to any Securities to be redeemed, the date fixed for such redemption pursuant to this Indenture.
     “Redemption Price” means the redemption price fixed in accordance with the terms of the Securities, plus accrued and unpaid interest, if any, to the date fixed for redemption.
     “Register” has the meaning specified in Section 2.04.
     “Registrar” has the meaning specified in Section 2.04.
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “SEC” means the Securities and Exchange Commission and any government agency succeeding to its functions.
     “Securities” means the securities authenticated and delivered under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute.
     “Senior Indebtedness” means all Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument under which such Indebtedness is created, incurred, assumed or guaranteed provides that such Indebtedness is not senior or superior in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any trade payables of the Company or (iii) any liability for federal, state, local or other taxes owed or owing by the Company.
     “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the date of this Indenture.

     “Subsidiary” of any Person means:
     (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and a subsidiary or subsidiaries of such Person or by a subsidiary or subsidiaries of such Person; or
     (ii) any other Person (other than a corporation) in which such Person or such Person and a subsidiary or subsidiaries of such Person or a subsidiary or subsidiaries of such Persons, at the time, directly or indirectly, owns at least a majority voting interest under ordinary circumstances.
     “TIA” means the Trust Indenture Act of 1939, as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and thereafter, means the successor.
     “U.S. Government Obligations” means (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the issuer thereof.
     SECTION 1.02 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. In addition, the provisions of Sections 310 to and including 317 of the TIA that impose duties on any person are incorporated by reference in, and form a part of, this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Securities;
          “indenture security holder” means a Holder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Securities means the Company and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     SECTION 1.03 Rules of Construction.
     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) “including” means including without limitation;
     (e) words in the singular include the plural, and in the plural include the singular; and
     (f) provisions apply to successive events and transactions.
ARTICLE II
THE SECURITIES
     SECTION 2.01 Unlimited in Amount, Issuable in Series, Denomination
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series in denominations of $1,000 and any integral multiple thereof. Prior to the issuance of Securities of a series, the Company and the Trustee will execute an indenture supplemental hereto which will set forth as to the Securities of that series, to the extent applicable:
     (a) The title and ranking of such Securities;
     (b) The aggregate principal amount of such Securities and any limit on such aggregate principal amount that may be issued;
     (c) The denomination of such Securities, if other than $1,000 and any integral multiple thereof;
     (d) The price (expressed as a percentage of the principal amount thereof) at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;
     (e) The date or dates, or the method for determining such date or dates, on which the Securities will mature and the amounts to be paid upon maturity of the Securities;
     (f) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Securities will bear interest, if any, the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated, if other than that of a 360-day year of twelve 30-day months;
     (g) The right, if any, of the Company to defer payment of interest and the maximum length of any such deferral period;
     (h) The place or places where the principal of, and premium and interest, if any, on such Securities will be payable, where such Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

     (i) The date or dates, if any, after which, and the price or prices at which, and the other terms and conditions upon which such Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, by the Company;
     (j) The obligation, if any, of the Company to redeem, repay or purchase such Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;
     (k) The terms, if any, on which the Securities of such series are convertible into, or exchangeable for, shares of common stock or other securities of the Company, including any mandatory conversion or exchange provisions and any provisions intended to prevent dilution of those conversion or exchange rights;
     (l) Whether such Securities will be secured or unsecured and the terms relating thereto;
     (m) The restrictions, if any, on the transfer, sale or other assignment of the Securities;
     (n) If other than U.S. dollars, the currency or currencies in which such Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;
     (o) Whether the principal of, or premium and interest, if any, on the Securities of the series is to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;
     (p) Whether the amount of payments of principal of, or premium and interest, if any, on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;
     (q) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants described herein;
     (r) Whether and under what circumstances the Company will pay any additional amounts on such Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in lieu of making such payment;
     (s) Whether Securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series and of like tenor or any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a Global Security, the identity of the depositary for such series;

     (t) The date as of which any bearer securities of the series and any temporary Global Security representing outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;
     (u) The person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an interest payment date will be paid if other than in the manner provided in the indenture;
     (v) The applicability, if any, of the legal defeasance and covenant defeasance provisions of this Indenture to the Securities of the series;
     (w) Whether such Securities will be issued in certificated or book entry form, and if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;
     (x) Whether the Securities will be listed for trading on an exchange and the identity of such exchange, and whether any underwriters will act as market makers for the Securities; and
     (y) Any other terms, preferences, rights or limitations of, or restrictions on, the Securities of such series, including any restrictions on the transfer, sale or other assignment of the Securities.
     SECTION 2.02 Form and Dating.
     The Securities of each series will be substantially in the form established by an indenture supplemental hereto relating to the Securities of that series. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. The Company will approve the form of the Securities and any notation, legend or endorsement thereon. Each Security will be dated as of the date of its authentication pursuant to Section 2.03.
     SECTION 2.03 Execution and Authentication.
     Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.
     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee shall, upon a written order of the Company signed by one Officer of the Company, authenticate for original issue Securities in aggregate principal amount specified in such order.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     SECTION 2.04 Registrar and Paying Agent.
     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “ Registrar ”) and an office or agency where Securities may be presented for payment (the “ Paying Agent ”). The Registrar shall keep a register of the Securities (the “ Register ”) and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Securities. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA and implement the terms of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act (i) as Paying Agent in connection with redemptions, offers to purchase, discharges and defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.
     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.
     The Company hereby initially appoints the Trustee as Registrar and Paying Agent for the Securities.
     SECTION 2.05 Paying Agent to Hold Assets in Trust.
     Not later than 11:00 a.m. (New York City time) on each due date of the principal and interest on any Securities, the Company shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money so paid over to the Trustee.
     If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it shall, prior to or on each due date of any principal of or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient with monies held by all other Paying Agents, to pay such principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its actions or failure to act.

     SECTION 2.06 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each interest payment date for the Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such interest payment date or request, as the case may be.
     SECTION 2.07 General Provisions Relating to Transfer and Exchange.
     The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar or another transfer agent stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry.
     When Securities are presented to the Registrar or another transfer agent with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.03, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.06 or 9.05 hereof).
     Neither the Registrar nor any other transfer agent nor the Company shall be required to:
     (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 Business Days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or
     (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.08 Book-Entry Provisions for Global Securities.
     (a) The Global Securities initially shall:
     (i) be registered in the name of the Depositary or the nominee of such Depositary; and
     (ii) be delivered to the Trustee as custodian for such Depositary.
     Members of, or participants in, the Depositary (“ DTC Participants ”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the DTC Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial owners may transfer their interests in Global Securities in accordance with the rules and procedures of the Depositary.
     (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
     (d) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action that a Holder is entitled to take under this Indenture or the Securities.
     (e) If at any time:
          (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue to act as Depositary for the Global Securities or the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice or cessation;

          (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in definitive form under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or
          (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary, subject to this Section 2.08(e), the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and then the Company shall execute, and the Trustee shall authenticate and deliver in exchange for such Global Security or Global Securities, Physical Securities, as applicable, in an aggregate principal amount equal to the principal amount of such Global Security or Global Securities. Such Physical Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners, or participant nominees, of the Securities represented by such Global Security or Securities (or any nominee thereof).
     (f) Notwithstanding the foregoing, in connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (e) of this Section 2.08, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.
     SECTION 2.09 Replacement Securities.
     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee and the Company are met; provided that, if any such Security has been called for redemption in accordance with the terms thereof, the Trustee may pay the Redemption Price thereof on the Redemption Date without authenticating or replacing such Security. The Trustee or the Company may, in either case, require the Holder to provide an indemnity bond sufficient in the judgment of each of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced or if the Redemption Price therefor is paid pursuant to this Section 2.09. The Company may charge the Holder who has lost a Security for its expenses in replacing a Security.
     Every replacement Security is an obligation of the Company and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     SECTION 2.10 Outstanding Securities.
     The Securities outstanding at any time are all the Securities authenticated by the Trustee, except for (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those described in this Section as not outstanding.
     If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding and interest ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If all principal of and interest on any Security are considered paid under Section 4.01 hereof, such Security ceases to be outstanding and interest on it ceases to accrue.

     Except as provided in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds such Security.
     SECTION 2.11 Treasury Securities.
     In determining whether the Holders of the required aggregate principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which such Trustee actually knows are so owned shall be so disregarded.
     SECTION 2.12 Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and execute, and the Trustee shall authenticate upon a written order of the Company signed by one Officer of the Company, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.
     SECTION 2.13 Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or repurchase. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, repurchase, redemption, replacement or cancellation and shall return such cancelled Securities to the Company upon the Company’s written request (subject to the record retention requirements of the Exchange Act). The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.
     SECTION 2.14 CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
     SECTION 2.15 Defaulted Interest.
     If the Company fails to make a payment of interest on Securities, it shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Security. The Company shall fix any such record date and payment date for such payment. At least 15 days before any such record date, the Company shall mail to Holders affected thereby a notice that states the record date, interest payment date, and amount of such interest to be paid.

     SECTION 2.16 Special Record Dates.
     The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders of Securities entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the aggregate principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.
ARTICLE III
REDEMPTION
     SECTION 3.01 Notices to Trustee.
     If the Company elects to redeem any series of Securities pursuant to the optional redemption provisions set forth in the supplemental indenture relating to such series of Securities, it shall notify the Trustee in writing of the intended Redemption Date, the principal amount of Securities to be redeemed and the CUSIP numbers of the Securities to be redeemed. The Company shall give each notice to the Trustee provided for in this Section 3.01 at least days fifteen (15) days before the giving of the notice of redemption pursuant to Section 3.03 hereof (unless a shorter period is satisfactory to the Trustee).
     SECTION 3.02 Selection of Securities to Be Redeemed.
     If fewer than all the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed from the outstanding Securities of such series by a method that complies with the requirements of any exchange on which the Securities are listed, or, if the Securities are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. The Trustee will make the selection from outstanding Securities of that series not previously called for redemption.
     Securities and portions thereof of any series that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities to be redeemed or any integral multiple thereof. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than the minimum denomination in which Securities of the applicable series may be issued. Provisions of this Indenture that apply to Securities of any series called for redemption also apply to portions of Securities of such series called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities of any series to be called for redemption.
     SECTION 3.03 Notice of Redemption.
     At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed in whole or in part at the address of such Holder appearing in the Register.
     The notice shall identify the principal amount and series of each Security to be redeemed and shall state:
     (a) the Redemption Date;
     (b) the method being used to determine the Redemption Price;

     (c) if fewer than all outstanding Securities are to be redeemed, the portion of the principal amount of the Securities to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion will be issued;
     (d) the name and address of the Paying Agent;
     (e) that Securities called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
     (f) that, unless the Company defaults in payment of the Redemption Price, interest on Securities (or the portions thereof) called for redemption ceases to accrue interest on and after the Redemption Date, and, if applicable, those Securities (or the portion thereof called for redemption) will cease on the Redemption Date (or such other date as if provided in the supplemental indenture relating to the Securities) to be convertible into, or exchangeable for, other securities or assets;
     (g) if applicable, the current conversion or exchange price; and
     (h) the CUSIP numbers, if any, of the Securities to be redeemed.
     At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.
     SECTION 3.04 Effect of Notice of Redemption.
     Once the notice of redemption is mailed, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.
     The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Securities shall not affect the validity of the proceeding for the redemption of Securities of any other Holder.
     SECTION 3.05 Deposit of Redemption Price.
     Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, together with accrued and unpaid interest to the Redemption Date, except for Securities or portions thereof called for redemption which have been delivered by the Company to the Trustee for cancellation or Securities which have been surrendered for conversion or exchange. If any Securities called for redemption are converted or exchanged, any money deposited with the Trustee or Paying Agent for redemption of those Securities shall be promptly paid to the Company upon its request, or, if the money is held in trust by the Company or a Subsidiary as Paying Agent, the money will be discharged from the trust.
     SECTION 3.06 Securities Redeemed in Part.
     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.07 Holder’s Right to Require Redemption.
     Holders of Securities of a series will have the right to require the Company to redeem those Securities only to the extent, and only on the terms, set forth in the supplemental indenture relating to the Securities of that series. If Holders of Securities of a series have the right to require the Company to redeem those Securities, unless otherwise provided in the supplemental indenture relating to the Securities of that series, the terms of the redemption will include those set forth in Section 3.08.
     SECTION 3.08 Procedure for Requiring Redemption.
     If a Holder has the right to require the Company to redeem Securities, to exercise that right, the Holder must deliver the Securities to the Paying Agent, endorsed for transfer and with the form on the reverse side regarding the option to require redemption completed. Delivery of Securities to the Paying Agent as provided in this Section 3.07 will constitute an irrevocable election to cause the specified principal amount of Securities to be redeemed. When Securities are delivered to the Paying Agent as provided in this Section, unless the Company fails to make the payments due as a result of the redemption within twenty (20) days after the Securities are delivered to the Paying Agent, interest on the Securities will cease to accrue and, if the Securities are convertible or exchangeable, the Holder’s right to convert or exchange the Securities will terminate.
     The Company’s determination of all questions regarding the validity, eligibility (including time of receipt) and acceptance of any Security for redemption will be final and binding.
ARTICLE IV
COVENANTS
     SECTION 4.01 Payment of Securities.
     The Company shall pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and the supplemental Indenture relating to the series. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, a Subsidiary of the Company or any Affiliate of any of them, holds as of 11:00 a.m. (New York City time) on that date immediately available funds designated for and sufficient to pay all principal and interest then due. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, principal or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the second paragraph of Section 2.05 hereof.
     The Company shall pay interest on overdue principal and premium, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified therefor in the Securities.
     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
     SECTION 4.02 Maintenance of Office or Agency.
     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the New York office of the Trustee located at                                                               , as one such office or agency of the Company in accordance with Section 2.04 hereof.
     SECTION 4.03 Reports.
     (a) The Company shall deliver to the Trustee within fifteen (15) days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and posting of such reports on the Company’s web site shall be deemed delivery to the Trustee; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company shall also comply with the other provisions of Section 314(a) of the TIA.
     (b) Delivery of reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     SECTION 4.04 Compliance Certificate.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, one of the signers of which is the chief executive officer, vice chairman, the chief financial officer, executive vice president or the chief accounting officer of the Company, stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default, the nature and status thereof and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture. The certificate need not comply with Section 13.04 hereof.
     SECTION 4.05 Taxes.
     The Company shall pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

     SECTION 4.06 Corporate Existence.
     Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors determines that the preservation thereof is no longer in the best interests of the Company, and that the loss thereof is not adverse in any material respect to the Holders.
ARTICLE V
MERGER, ETC.
     SECTION 5.01 When Company May Merge, etc.
     The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless :
     (a) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
     (b) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, expressly assumes by one or more supplemental indentures satisfactory in form to the Trustee all of the obligations of the Company under the Securities and this Indenture;
     (c) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and
     (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or supplemental indentures together) comply with this Article V and that all conditions precedent herein provided relating to the transaction have been complied with.
     Notwithstanding the foregoing, the Company may merge with another Person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or Person in a transaction in which the surviving entity is the Company.
     SECTION 5.02 Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such sale or conveyance, but not any such lease, the Company or any successor corporation which thereafter will have become such in the manner described in this Article V shall be discharged from all obligations and covenants under the Securities and this Indenture and may be dissolved, wound up or liquidated.

ARTICLE VI
DEFAULTS AND REMEDIES
     SECTION 6.01 Events of Default.
     An “Event of Default” with respect to each series of the Securities occurs when any of the following occurs:
     (a) the Company defaults in the payment of the principal, premium, or sinking fund payment, if any, of any Security of such series when it becomes due and payable at maturity, upon acceleration, repurchase, redemption or otherwise, unless the time for payment is extended;
     (b) the Company defaults in the payment of interest on any Security of such series when it becomes due and payable and such Default continues for a period of ninety (90) days, unless the time for payment is extended;
     (c) the Company fails to comply in any material respect with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Company and such Default continues for a period of ninety (90) days after the Company receives written notice of such Default from the Trustee, or the Company the Trustee receive written notice of such Default from the Holders of at least 51% in aggregate principal amount of the outstanding Securities of such series;
     (d) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
          (i) commences a voluntary case or proceeding;
          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
          (iv) makes a general assignment for the benefit of its creditors; or
     (e) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:
          (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding against the Company or any Significant Subsidiary;
          (ii) appoints a Custodian for the Company or any Significant Subsidiary or for any substantial part of its property; or
          (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary, and any such order or decree under this clause (3) remains unstayed and in effect for ninety (90) days.
     Any notice of default under clause (iii) of this Section 6.01 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”
     Each of the occurrences described in clauses (i) through (v) of this Section 6.01 will constitute an Event of Default whatever the reason for the occurrence and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     A Default under clause (i), (ii) or (iii) of this Section 6.01 with regard to Securities of a particular series will not constitute a Default with regard to Securities of any other series except to the extent, if any, provided in the supplemental indenture relating to the other series.
     SECTION 6.02 Acceleration.
     Subject to Article XII, if an Event of Default with respect to any series of outstanding Securities (other than an Event of Default specified in clause (iv) or (v) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 51% in aggregate principal amount of the outstanding Securities of the applicable series, by written notice to the Company, and to the Trustee if notice is given by such Holders, may declare due and payable the unpaid principal amount of all Securities of such series plus any unpaid premium or accrued and unpaid interest, if any, to the date of payment. Upon a declaration of acceleration, such principal, premium and accrued and unpaid interest to the date of payment shall be due and payable.
     If an Event of Default specified in clause (iv) or (v) of Section 6.01 hereof occurs, all unpaid principal, premium and accrued interest on the Securities shall become and be immediately due and payable without any notice, declaration or other action on the part of the Trustee or any Holder.
     The Holders of a majority in aggregate principal amount of any outstanding series of Securities by written notice to the Trustee may rescind and annul an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of principal, premium or interest on the Securities which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such rescission or annulment will not extend to any subsequent or other Default or impair any consequent right.
     SECTION 6.03 Other Remedies.
     If an Event of Default with respect to any series of outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on such series of Securities or to enforce the performance of any provision of such series of Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon the Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.
     SECTION 6.04 Waiver of Past Defaults.
     Subject to Sections 6.07 and 9.02 hereof, the Holders of at least a majority in aggregate principal amount of any series of outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default except a Default or Event of Default in the payment of the principal of or interest on such series of Securities ( provided, however, that, subject to Section 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). When a Default or Event of Default is waived, it is deemed cured and ceases, but no waiver will extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05 Control by Majority.
     The Holders of at least a majority in aggregate principal amount of any outstanding series of Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of such series or (iii) may involve the Trustee in personal liability. The Trustee may take any other action that it deems proper which is not inconsistent with any such direction.
     SECTION 6.06 Limitation on Suits.
     Subject to the provisions of Section 6.07 hereof, no Holder of Securities of any series may pursue any remedy with respect to this Indenture or the Securities of such series unless :
     (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (b) the Holders of at least 25% in aggregate principal amount of such series of Securities make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost or expense;
     (d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and
     (e) during such 60-day period, the Holders of at least a majority in aggregate principal amount of such series of Securities do not give the Trustee a direction inconsistent with the request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     SECTION 6.07 Rights of Holders To Receive Payment and to Demand Conversion.
     Notwithstanding any other provision of this Indenture, subject to the provisions of Article XII, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest, if any, on the Security (and interest on overdue principal and interest on overdue installments of interest, if any, as provided in Section 4.01) on or after the respective due dates expressed or provided for in the Security, or in the case of redemption, on or after the Redemption Date, or in the case of conversion or exchange, to receive the security issuable upon conversion or exchange, or to bring suit for the enforcement of any such payment, conversion or exchange on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing with respect to the Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (and any other obligor on the Securities) for the whole amount of principal, premium, if any, and accrued interest, if any, remaining unpaid on the outstanding Securities, together with (to the extent lawful) interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.08 hereof.
     SECTION 6.09 Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceeding relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 hereof. Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10 Priorities.
     If the Trustee collects any amount of money with respect to the Securities pursuant to this Article VI, subject to Article XI, it shall pay out the money in the following order:
     (First) to the Trustee, its agents and attorneys for amounts due under Section 7.08 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made by the Trustee and the costs and expenses of collection;
     (Second) to Holders of Senior Indebtedness in accordance with Article XII hereof;
     (Third) to Holders for amounts due and unpaid on the Securities for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     (Fourth) to the Company, or to such party as a court of competent jurisdiction may direct.
     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.
     SECTION 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 hereof, a suit by Holders of more than 10% in aggregate principal amount of any outstanding series of Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security held by that Holder on or after the due date provided in the Security or to any suit for the enforcement of the right to convert or exchange any Security in accordance with the provisions of a supplemental indenture applicable to that Security.

     SECTION 6.12 Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on any of the Securities as contemplated in this Indenture or a supplemental indenture, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
     SECTION 6.13 Restoration of Positions.
     If a judicial proceeding by the Trustee or a Holder to enforce any right or remedy under this Indenture or any supplemental indenture has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, except as otherwise provided in the judicial proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 6.14 Liability of Stockholders, Officers, Directors and Incorporators.
     No stockholder, officer, director or incorporator, as such, past, present or future, of the Company, or any of its successor corporations, will have any personal liability in respect of the Company’s obligations under this Indenture or any Securities by reason of his or its status as such stockholder, officer, director or incorporator; provided, however, that nothing in this Indenture or in the Securities will prevent recourse to and enforcement of the liability of any holder or subscriber to common stock of the Company which has not been fully paid up.
ARTICLE VII
TRUSTEE
     SECTION 7.01 Duties of Trustee.
     (a) If an Event of Default with respect to the Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that:
          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or other officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and to the provisions of the TIA.
     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its right or power. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
     SECTION 7.02 Rights of Trustee.
     Subject to Section 315(a) through (d) of the TIA:
     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes willful misconduct, negligence or bad faith.
     (e) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
     (g) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (i) In no event shall the Trustee be responsible or liable for special or indirect loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
     SECTION 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 3.10(b) of the TIA), it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.04 Money Held in Trust.
     Money or U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     SECTION 7.05 Trustee’s Disclaimer.
     The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, any supplemental indenture or the Securities, (ii) will not be accountable for the Company’s use of the proceeds from the Securities, (iii) will not be responsible for any statement in the Securities, this Indenture or any supplemental indenture, other than its certificate of authentication, and (iv) will not be responsible for any statement in any prospectus used in the sales of the Securities, other than statements, if any, provided in writing by the Trustee for use in such a prospectus.
     SECTION 7.06 Notice of Defaults.
     If a Default or Event of Default with respect to the Securities occurs and is continuing, and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within ninety (90) days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of any such Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.
     SECTION 7.07 Reports by Trustee to Holders.
          The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA, which initially shall be not less than every twelve (12) months, which report may be dated as of a date up to 75 days prior to such transmission.
          A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities become listed on any stock exchange.
     SECTION 7.08 Compensation and Indemnity.
     The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it, including in particular, but without limitation, those incurred in connection with the enforcement of any remedies hereunder. Such expenses may include the reasonable fees and out-of-pocket expenses of the Trustee’s agents and counsel.
     Except as set forth in the next paragraph, the Company shall indemnify and hold harmless the Trustee and any predecessor trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of the trust under this Indenture. The Trustee shall notify the Company promptly of any claim of which it has received written notice for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and out-of-pocket expenses of such counsel.

     The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss, liability, cost or expense incurred by the Trustee through its own negligence, willful misconduct or bad faith.
     To secure the Company’s payment obligations in this Section 7.08, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of and interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.08 will not be subordinate to any other liability or indebtedness of the Company.
     The Company’s payment obligations pursuant to this Section 7.08 shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in clause (iv) or (v) of Section 6.01 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     For the purpose of this Section 7.08, “Trustee” will include any predecessor Trustee, but the negligence, willful misconduct or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 7.08, except for a successor Trustee pursuant to Section 7.10 .
     SECTION 7.09 Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.09.
     The Trustee may resign and be discharged from the trust hereby created with respect to the Securities by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof or Section 310 of the TIA;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee for the Securities. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one (1) year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     Any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 7.10 hereof.

     If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the successor Trustee’s succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company’s obligations under Section 7.08 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.
     SECTION 7.10 Successor Trustee by Merger, Etc.
     Subject to Section 7.09 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee.
     If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture any of the Securities have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Securities which were authenticated by the predecessor Trustee; and if at that time any of the Securities have not been authenticated, the successor to the Trustee may authenticate those Securities either in the name of the predecessor or in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.
     SECTION 7.11 Eligibility; Disqualification.
     The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus. The Trustee is subject to Section 310(b) of the TIA, including the optional provision permitted by the second sentence of Section 310(b)(9) of the TIA.
     SECTION 7.12 Preferential Collection of Claims Against the Company.
     The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.
ARTICLE VIII
DISCHARGE OF INDENTURE
     SECTION 8.01 Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (a) either:
          (i) all Securities previously authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid) have been delivered to the Trustee for cancellation; or
          (ii) all such Securities not previously delivered to the Trustee for cancellation have become due and payable (whether at stated maturity, early redemption or otherwise);
and, in the case of clause (b) above, the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of and interest on all the Securities on the dates such payments of principal or interest are due to maturity or redemption;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.08 hereof shall survive, and, if money will have been deposited with the Trustee pursuant to subclause (b) of clause (i) of this Section, the obligations of the Trustee under Sections 8.02 and 8.05 hereof shall survive.
     SECTION 8.02 Application of Trust Funds; Indemnification.
     (a) Subject to the provisions of Section 8.05 hereof, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.01, 8.03 or 8.04 hereof and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Sections 8.01, 8.03 or 8.04 hereof, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.
     (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.01, 8.03 or 8.04 hereof or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
     (c) The Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Government Obligations or money held by it as provided in Sections 8.01, 8.03 or 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

     SECTION 8.03 Legal Defeasance.
     The Company shall be deemed to have been discharged from its obligations with respect to all of the outstanding Securities of any series on the 91st day after the date of the deposit referred to in subparagraph (a) hereof, and the provisions of this Indenture, as it relates to such series of outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon the request of the Company, execute proper instruments acknowledging the same), except as to:
     (a) the rights of Holders of Securities of such series to receive, solely from the trust funds described in subparagraph (a) hereof, payments of the principal of or interest on the outstanding Securities of such series on the date such payments are due;
     (b) the Company’s obligations with respect to the Securities of such series under Sections 2.04, 2.05, 2.07, 2.08 and 2.09 hereof; and
     (c) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 8.02 hereof and the duty of the Trustee to authenticate Securities of such series issued on registration of transfer of exchange;
provided that the following conditions shall have been satisfied:
          (i) the Company shall have deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such series of Securities, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of and interest on all the Securities of such series on the dates such payments of principal or interest are due to maturity or redemption;
          (ii) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture;
          (iii) no Default or Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Default specified in Section 6.01(iv) or (v) hereof with respect to the Company occurs which is continuing at the end of such period;
          (iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

          (v) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such series of Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;
          (vi) such deposit shall not result in the trust arising from such deposit constituting an “investment company” (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and
          (vii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section 8.03 have been complied with.
     SECTION 8.04 Covenant Defeasance.
     On and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.03(a), 4.04 and 4.05 hereof as well as any additional covenants contained in a supplemental indenture hereto (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.01 hereof) and the occurrence of any event described in clause (iii) of Section 6.01 hereof shall not constitute a Default or Event of Default hereunder, with respect to any series of Securities, provided that the following conditions shall have been satisfied:
     (a) with reference to this Section 8.04, the Company has deposited, or caused to be deposited, irrevocably (except as provided in Section 8.05 hereof) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of principal and interest in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest on all the Securities of such series on the dates such payments of principal and interest are due to maturity or redemption;
     (b) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture;
     (c) no Default or Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Default specified in Section 6.01(iv) or (v) hereof with respect to the Company occurs which is continuing at the end of such period;
     (d) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of such series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
     (e) the Company shall have delivered to the Trustee an Officers’ Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of such series of Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

     (f) such deposit shall not result in the trust arising from such deposit constituting an “investment company” (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and
     (g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.04 have been complied with.
     SECTION 8.05 Repayment to Company.
     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two (2) years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.
     SECTION 8.06 Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such series and under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.01; provided , however , that if the Company has made any payment of principal of, premium, if any, or interest with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.
ARTICLE IX
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     SECTION 9.01 Without Consent of Holders.
     Without the consent of any Holder, the Company and the Trustee may, at any time, amend this Indenture and the Securities to:
     (a) cure any ambiguity, defect or inconsistency, provided that such change does not adversely affect the rights hereunder of any Holder in any material respect;
     (b) provide for uncertificated Securities in addition to or in place of certificated Securities or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;
     (c) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation or sale or other disposition of assets pursuant to Article V hereof;
     (d) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, provided that such change does not adversely affect the rights hereunder of any Holder in any material respect;

     (e) add to the covenants of the Company and any other restrictions, conditions or provisions for the benefit of the Holders, to make the occurrence, or the occurrence and the continuance, of a Default under any such additional covenants, restrictions, conditions or provisions an Event of Default under this Indenture, or to surrender any right or power herein conferred upon the Company;
     (f) add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, or authentication and delivery of Securities, provided that such change does not adversely affect the rights hereunder of any Holder in any material respect;
     (g) secure the Securities of any series;
     (h) make appropriate provision in connection with the appointment of any successor Trustee; or
     (i) make any other change that does not adversely affect in any material respect the rights hereunder of any Holder.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     SECTION 9.02 With Consent of Holders.
     Except as provided below in this Section 9.02, this Indenture, the Securities may be amended or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities affected thereby; provided, however , that any amendment to or supplement of this Indenture or the Securities that by its terms affects the rights of Holders of any series of then outstanding Securities but not the others series may be effected, and any default or compliance with any provision of this Indenture affecting the Holders of any series of then outstanding Securities but not the other series may be waived, with the consent of at least a majority in aggregate principal amount of the Securities of the affected series.
     Without the consent of each Holder of Securities that is affected thereby, an amendment or waiver under this Section 9.02 may not:
     (a) reduce the aggregate principal amount of Securities of any series the Holders of which must consent to an amendment, supplement modification or waiver of any provision of this Indenture;
     (b) reduce the rate of or extend the time for payment of interest on any series of Securities;
     (c) reduce the principal of or change the stated maturity of any series of Securities;
     (d) change the date on which any Security of any of series may be subject to redemption, or reduce the premium payable upon the redemption or repurchase thereof;
     (e) make any Security of any series payable in currency other than that stated in the Security;

     (f) modify or change any provision of this Indenture affecting the ranking of the Securities of any series in a manner which adversely affects the Holders thereof;
     (g) modify or make any change in Article XII which adversely affects the rights of any Holder;
     (h) impair the right of any Holder of Securities to institute suit for the enforcement of any payment in or with respect to any such series of Securities; or
     (i) make any change in the foregoing amendment and waiver provisions which require each Holder’s consent.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
     SECTION 9.03 Compliance with Trust Indenture Act.
     Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.
     SECTION 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement modification or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established pursuant to Section 2.16 hereof, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement, modification or waiver becomes effective. An amendment, supplement modification or waiver becomes effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Securities, and thereafter shall bind every Holder of Securities; provided, however, if the amendment, supplement modification or waiver makes a change described in any of the clauses (i) through (viii) of Section 9.02 hereof, the amendment, supplement, modification or waiver shall bind only each Holder of a Security which has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the consenting Holder’s Security.
     SECTION 9.05 Notation on or Exchange of Securities.
     If an amendment, supplement, modification or waiver changes the terms of a Security:
     (a) the Trustee may require the Holder of a Security to deliver such Security to the Trustee, the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or

     (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
     SECTION 9.06 Trustee to Sign Amendment, etc.
     The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be provided with and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.
ARTICLE X
CONVERSION OR EXCHANGE OF SECURITIES
     SECTION 10.01 Provisions Relating to Conversion or Exchange of Securities.
     Any rights which Holders of Securities of a series will have to convert those Securities into other securities of the Company or to exchange those Securities for securities of other Persons or other assets, including but not limited to the terms of the conversion or exchange and the circumstances, if any, under which those terms will be adjusted to prevent dilution or otherwise, will be set forth in an Indenture supplemental hereto relating to the series of Securities. In the absence of provisions in a supplemental Indenture relating to a series of Securities setting forth rights to convert or exchange the Securities of that series into or for other securities or assets, Holders of the Securities of that series will not have any such rights.
ARTICLE XI
SINKING OR PURCHASE FUNDS
     SECTION 11.01 Provisions Relating to Sinking or Purchase Funds.
     Any requirements that the Company make, or rights of the Company to make at its option, payments prior to maturity of the Securities of a series which will be used as a fund with which to redeem or to purchase Securities of that series, including but not limited to provisions regarding the amount of the payments, when the Company will be required, or will have the option, to make the payments and when the payments will be applied, will be set forth in an Indenture supplemental hereto relating to the series of Securities. In the absence of provisions in a supplemental Indenture relating to a series of Securities setting forth requirements that the Company make, or rights of the Company to make at its option, payments to be used as a fund with which to redeem or purchase Securities of the series, the Company will not be subject to any such requirements and will not have any such rights. However, unless otherwise specifically provided in a supplemental Indenture relating to a series of Securities, the Company will at all times have the right to purchase Securities from Holders in market transactions or otherwise.
ARTICLE XII
SUBORDINATION
     SECTION 12.01 Securities Subordinated to Senior Indebtedness.
     Notwithstanding the provisions of Sections 6.02 and 6.03 hereof, the Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenants and agrees, that all payments of the principal of, premium, if any, and interest on Securities issued hereunder shall be subordinated, to the extent set forth in an indenture supplemental hereto relating to the Securities of that series and in accordance with the provisions of this Article XII, to the prior payment in full of all Obligations with respect to Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     SECTION 12.02 Priority and Payment Over of Proceeds in Certain Events.
     (a) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Obligations with respect to Senior Indebtedness shall first be indefeasibly paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive any payment of principal of or interest on the Securities or distribution of any assets or securities. Before any payment may be made by the Company of the principal of or interest on the Securities pursuant to the provisions of the previous sentence, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article XII, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
     Nothing contained in this Article XII shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Obligations with respect to Senior Indebtedness then or thereafter due or declared to be due shall first be paid in full before the Holders or the Trustee are entitled to receive any payment from the Company of principal of or interest on the Securities.
     Upon any payment or distribution of assets or securities referred to in this Article XII, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.
     SECTION 12.03 Payments May Be Paid Prior to Dissolution.
     Nothing contained in this Article XII or elsewhere in this Indenture shall prevent the Company, except under the conditions described in Section 12.02, from making payments at any time for the purpose of making such payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.
     SECTION 12.04 Rights of Holders of Senior Indebtedness Not to Be Impaired.
     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     The provisions of this Article XII are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness.
     SECTION 12.05 Authorization to Trustee to Take Action to Effectuate Subordination.
     Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article XII and appoints the Trustee his attorney-in-fact for any and all such purposes.
     Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their representative.
     SECTION 12.06 Subrogation.
     Upon the payment in full of all Obligations in respect of Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company to the holders of Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article XII, and no payment over pursuant to the provisions of this Article XII to the holders of Senior Indebtedness by the Holders, shall, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.
     The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.
     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all Obligations in respect of Senior Indebtedness in full.
     SECTION 12.07 Obligations of Company Unconditional.
     Nothing contained in this Article XII or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms or is intended to nor shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article XII of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.
     SECTION 12.08 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.
     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any representative therefor; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least two (2) Business Days prior to the date on which by the terms of this Indenture any moneys are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of or the interest on any Security), the Trustee or Paying Agent shall have received with respect to such moneys the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. Nothing contained in this Section 12.09 or Section 12.03 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 12.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.
     The Trustee shall not be deemed to owe any duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.
     SECTION 12.09 Right of Trustee to Hold Senior Indebtedness.
     The Trustee and any Agent shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Agent of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

ARTICLE XIII
MISCELLANEOUS
     SECTION 13.01 Trust Indenture Act Controls.
     This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.
     SECTION 13.02 Notices.
     Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:
If to the Company:

Attention:
with a copy to:

Attention:
If to the Trustee:

Attention:
The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.
     If by reason of the suspension of regular mail service, or by reason of any other cause, it is impossible to mail any notice as required by this Indenture or any supplemental indenture, then any method of notification which is approved by the Trustee will constitute a sufficient mailing of the notice.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
     SECTION 13.03 Communication by Holders with Other Holders.
     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Securities or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.
     SECTION 13.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with;
     (b) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; and
     (c) such other opinions and certificates as may be required by applicable provisions of this Indenture or an applicable supplemental indenture.
     SECTION 13.05 Statements Required in Certificate or Opinion.
     Each certificate (other than certificates provided pursuant to Section 4.04 hereof) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.
     SECTION 13.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or for a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 13.07 Legal Holidays.
     A “Legal Holiday ” is a Saturday, a Sunday or a day on which banking institutions in The City of New York are not required or authorized to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     SECTION 13.08 Duplicate Originals.
     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.
     SECTION 13.09 Governing Law.
     This Indenture, each supplemental indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 13.10 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 13.11 Successors.
     All agreements of the Company under the Securities and this Indenture shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
     SECTION 13.12 Severability.
     In the event any provision in the Securities or in this Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 13.13 Counterpart Originals.
     This Indenture may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 13.14 Submission to Jurisdiction.
     By the execution and delivery of this Indenture, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York with respect to all matters related to this Indenture, any supplemental indenture and the Securities.
     SECTION 13.15 Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

     SECTION 13.16 Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     SECTION 13.17 Supplemental Indentures Contract..
     If any provision of a supplemental indenture to this Indenture relating to a series of Securities is inconsistent with any provision of this Indenture, the provisions of the supplemental indenture will control with regard to the Securities of the series to which it relates.
     SECTION 13.18 Table of Contents, Headings, etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only. They are not to be considered a part of this Indenture, and will in no way modify or restrict any of the terms or provisions of this Indenture.
     SECTION 13.19 When Treasury Securities Disregarded.
     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or anyone under direct or indirect control or under direct or indirect common control with the Company will be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned will be so disregarded. Securities so owned which have been pledged in good faith will not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to the Securities and that the pledgee is not the Company or a person directly or indirectly controlling or controlled by, or under common control with, the Company. Nothing in this Section 13.19 will be construed as requiring that the Company furnish to the Trustee any evidence of compliance with the conditions and covenants provided for in the Indenture other than the evidence specified in this Section 13.19.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

CEREPLAST, INC.
By:
Name:
Title:

By:
Name:
Title: